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                                EXHIBIT 23(o)(i)

                          SCHEDULE TO MULTI-CLASS PLAN

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                                  APPENDIX A TO
                               MULTIPLE CLASS PLAN
                                       OF
                                CNI CHARTER FUNDS

                              MULTIPLE CLASS FUNDS

FUNDS

Money Market Fund (Class A, Class S and Institutional Class)
Government Fund (Class A, Class S and Institutional Class)
California Tax-Exempt Fund (Class A, Class S and Institutional Class) Large Cap Growth Equity Fund (Class A and Institutional Class)
Large Cap Value Equity Fund (Class A and Institutional Class)
Corporate Bond Fund (Class A and Institutional Class)
Government Bond Fund (Class A and Institutional Class)
California Tax Exempt Bond Fund (Class A and Institutional Class)
High Yield Bond Fund (Class A and Institutional Class)
Technology Growth Fund (Class A and Institutional Class)



Dated: June 8, 2000
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